SETTLEMENT AND RELEASE
                                    AGREEMENT

     THIS SETTLEMENT AND RELEASE AGREEMENT (the "Agreement") is made and entered on October 14, 2004, with an effective date of October 15, 2004 by and between Allen Ng and NT Holding Corp.("NTHH").

                                    Premises

     a) David Venebles obtained a judgement against NTHH f/k/a UNICO & f/k/a ABSS, Corp. ("NTHH") in the amount of one million three hundred sixty thousand dollars ($1,360,000). "case No OOC-11-015 THG. In Sussex County, DE"

     b) Mr Ng's Company, Harquest, had purchased all rights to the judgement from David Venables, which was then acquired by its President Allen Ng ("NG"), who is now the legal recipient of the said judgement

     c) NTHH has only limited operations and no ability to pay the judgment. NG is interested in settling the judgment owed by NTHH.

     d) NTHH, recognizing the current financial difficulties of NTHH, has agreed to offer NG one hundred thousand shares (100,000) of restricted common stock in order to settle the judgement.

     e) The parties therefore want to set forth in this Agreement the terms and conditions of their settlement.

                                    Agreement

     Based on the foregoing premises, which are incorporated herein by this reference, the mutual covenants and conditions set forth herein, and in consideration of the execution of this Agreement, the relinquishment of the parties respective legal rights with reference to any and all potential claims, the giving, receipt or exchange of the promises herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Parties hereto agree as follows:

     1) Judgment and Release and Settlement. NG for One Hundred Thousand Shares
        -----------------------------------
of Common stock of NTHH, the receipt and adequacy of which is hereby acknowledged, hereby settles the NTHH' judgment in the amount of one million three hundred sixty thousand dollars ($1,360,000) and releases and discharges NTHH, its successors and assigns, from any further obligation relating to amounts owed NG related to the judgment and any and all existing or possible actions, causes of actions, claims, demands, damages, costs, fees and expenses of any kind, whether known or unknown, on account of or in any way arising from or related to the judgment or any other matter to the date hereof. NTHH will be completely released from the debt owed to NG once the Four Million Shares are issued and note payable along with interest is completely paid off.

     2) Satisfaction of Judgment. NG will cause his attorneys to file a
        ------------------------
satisfaction of judgment with the appropriate court, acknowledging that the judgment has been settled and that no further sums are owed by NTHH to NG.

     3) Further Documentation. NG agrees to provide additional documentation as
        ---------------------
may be reasonably necessary to acknowledge the satisfaction of judgment.


     6) Governing Law. This Agreement shall be governed by, enforced and
        -------------
construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of the State of Nevada.

     7) Attorney's Fees. In the event that any party institutes any action or
        ---------------
suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     8) Entire Agreement. This Agreement represents the entire agreement between
        ----------------
the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

     9) Survival; Termination. The representations, warranties, and covenants of
        --------
the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated.

     10) Counterparts. This Agreement may be executed in multiple counterparts,
         ------------
each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     11) Facsimile Transmissions. Facsimile transmission of any signed original
         -----------------------
document, and retransmission of any signed facsimile transmission, shall be the same as delivery of an original. At the request of any party hereto, the parties will confirm facsimile transmitted signatures by signing an original document.
12) Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.


         NT Holding Corp.                            Allen Ng.

         /s/ Alan Lew                         /s/ Allen Ng
         --------------------------          ----------------------------

To Whom It May Concern:


     Allen Ng has settled its judgement against NT Holding Corp. (in the amount of one million three hundred sixty thousand dollars ($1,360,000) plus 10% interest, plus attorney's fees in "case No OOC-11-015 THG. In Sussex County, DE f/k/a UNICO of the amount of One Million Three Hundred Sixty Thousand ($1,360,000) to Allen Ng having an effective date of October 15, 2004.





/s/ Alan Lew
-----------------------------
NT Holding Corp.



/s/ Allen Ng
-----------------------------
Allen Ng